   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1998

                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           KIMBERLY-CLARK CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                     DELAWARE                                           39-0394230
             (State of incorporation)                      (I.R.S. Employer Identification No.)

                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                               O. GEORGE EVERBACH
                            SENIOR VICE PRESIDENT --
                           LAW AND GOVERNMENT AFFAIRS
                           KIMBERLY-CLARK CORPORATION
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               ALLAN G. SPERLING
                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                                1 LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

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                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS                AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
    OF SECURITIES TO BE REGISTERED         REGISTERED(1)         PER UNIT(2)            PRICE(2)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Debt Securities.......................    $500,000,000(3)            100%             $500,000,000           $139,000
---------------------------------------------------------------------------------------------------------------------------
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

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or composite currency.
(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 429 promulgated under the Securities Act of 1933, the amount of registration fee does not include $59,000 previously paid relating to $200,000,000 of Debt Securities previously registered pursuant to Registration Statement No. 333-45399, which remain unissued at the close of business on December 14, 1998.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
    THE PROSPECTUS CONTAINED HEREIN IS, PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, A COMBINED PROSPECTUS WHICH MEETS THE REQUIREMENTS OF SUCH ACT FOR USE IN CONNECTION WITH THE DEBT SECURITIES COVERED BY THIS REGISTRATION STATEMENT AND THE DEBT SECURITIES COVERED BY THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-45399. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-45399, AND SUCH POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE, CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT, IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------
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

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                            DATED DECEMBER 15, 1998

                       [KIMBERLY CLARK LOGO] Corporation
                                Debt Securities
                             ---------------------

By this Prospectus, we may offer and sell our Debt Securities for proceeds of up to $700,000,000 or the equivalent thereof in any other currency, currency unit or composite currency.

This Prospectus sets forth the general terms of the Debt Securities. We will provide the specific terms of the Debt Securities in a Prospectus Supplement. You should read this Prospectus and the Prospectus Supplement carefully before you invest.

We may offer the Debt Securities directly or through underwriters, agents or dealers, which may include Salomon Smith Barney and Morgan Stanley & Co. Incorporated. The Prospectus Supplement will give the names of such underwriters, agents or dealers and describe the specific terms of the plan of distribution for the offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is          , 1998.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE DEBT SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE DEBT SECURITIES AND IT IS NOT THE SOLICITATION OF AN OFFER TO BUY THE DEBT SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         WHERE TO FIND MORE INFORMATION

Kimberly Clark Corporation ("Kimberly-Clark" or the "Corporation") has filed with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended, with respect to the Debt Securities that we may offer and sell. This Prospectus is part of that registration statement. As permitted by the rules of the SEC, this Prospectus does not contain all the information set forth in the registration statement or the exhibits to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following SEC regional offices: Room 3190, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and 13th Floor, 7 World Trade Center, New York, New York 10048. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC's web site at http://www.sec.gov. You also may inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this Prospectus. Later information filed with the SEC updates and supersedes this Prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Our Annual Report on Form 10-K for the year ended December 31, 1997, including portions of our 1997 annual stockholders' report and 1998 proxy statement incorporated by reference into the Form 10-K.

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     - Our Current Reports on Form 8-K dated January 30, 1998 and February 27, 1998.

We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this Prospectus, other than exhibits to such filings which are not specifically incorporated by reference therein. You may request such information by contacting us at Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200); Attention: Donald M. Crook, Secretary.

                                THE CORPORATION

Kimberly-Clark manufactures and markets throughout the world a wide range of products for personal, business and industrial uses. Most of these products are made from natural and synthetic fibers using advanced technologies in absorbency, fibers and nonwovens. Our businesses are separated into three segments: Personal Care Products; Tissue-Based Products; and Newsprint, Paper and Other. Consolidated net sales of our products and services totaled approximately $12.5 billion in 1997.

Personal Care Products include disposable diapers, training and youth pants; feminine care and adult incontinence care products; wet wipes; health care products; and related products. Products in this business segment are primarily for household use and are sold under a variety of well-known brand names, including Huggies, Pull-Ups, GoodNites, Kotex, New Freedom, Lightdays, Depend and Poise.

Tissue-Based Products include facial and bathroom tissue, paper towels, paper napkins and wipers for household and away-from-home use; pulp; and related products. Products in this business segment are sold under the Kleenex, Scott, Kleenex Cottonelle, Kleenex Viva, Kimwipes, Wypall and other brand names.

Products in the Newsprint, Paper and Other segment include printing papers, premium business and correspondence papers, specialty papers, technical papers, and related products; and other products and services. Prior to March 1997, this segment also included newsprint.

Kimberly-Clark was incorporated in Delaware in 1928 as the successor to a business established in 1872. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.

                       RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 was 6.39, 9.17, 1.55, 4.51 and 2.64, respectively. The ratio includes a pretax restructuring charge of $701.2 million in 1997, $1,440.0 million in 1995 and $378.9 million in 1993. Excluding this charge, the ratio was
9.32 in 1997, 6.20 in 1995 and 3.77 in 1993.

Our ratio of earnings to fixed charges for the nine months ended September 30, 1998 and 1997 was 7.76 and 9.40, respectively. The ratio at September 30, 1998 includes a pretax restructuring charge of $58.2 million and a pretax write-off of intangible and other assets of $95.6 million. Excluding these charges, the ratio was 8.52.

                                USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Debt Securities for general corporate purposes. These purposes may include:

     - reduction of our existing indebtedness;

     - working capital;

     - capital expenditures;

     - investments in subsidiaries and equity companies;

     - share repurchases; and

     - future acquisitions.

Pending use for these purposes, we will invest the proceeds in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities offered hereby (the "Debt Securities") sets forth certain general terms and provisions of the Debt Securities to which any supplement to this Prospectus (a "Prospectus Supplement") may relate. The specific terms of the Debt Securities and the extent, if any, to which such general provisions may not apply will be described in the Prospectus Supplement.

The Debt Securities are to be issued under a First Amended and Restated Indenture dated as of March 1, 1988, as amended by the First and Second Supplemental Indentures dated as of November 6, 1992 and May 25, 1994, respectively (collectively, the "Indenture"), with The First National Bank of Chicago, as successor trustee under an Instrument of Resignation, Appointment and Acceptance dated as of December 12, 1995 (the "Trustee"). Selected provisions of the Debt Securities and the Indenture are summarized below. The summary is not complete, but the form of Indenture has been filed as an exhibit to the registration statement and you should read the Indenture for provisions that may be important to you. For information on locating the Indenture, read "Where to Find More Information" in this Prospectus.

Unless otherwise defined in this Prospectus, all capitalized terms have the meanings specified in the Indenture.

GENERAL

The Debt Securities will be limited to $700,000,000 of proceeds. They will be unsecured obligations and will rank on a parity with all of our other currently outstanding unsecured and unsubordinated debt. The Indenture does not limit the aggregate principal amount of debt securities issued under it and provides that they may be issued from time to time in one or more series.

PROSPECTUS SUPPLEMENT

You should refer to the Prospectus Supplement for the following information relating to the Debt Securities:

     - their title;

     - any limits on their aggregate principal amount;

     - the initial offering price(s) at which they will be sold;

     - the date(s) on which the principal will be payable;

     - the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

     - the date(s) on which the interest, if any, will be payable and any record dates for the payments due;

     - any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

     - any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

     - the amount or percentage payable if their maturity is accelerated, if other than the principal amount;

     - the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

     - any defeasance provisions with respect to the amount we owe, restrictive covenants and/or Events of Default; and

     - any other terms in addition to those described in this Prospectus.

We may issue Debt Securities as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount. Special Federal income tax, accounting and other considerations relating to any such Original Issue Discount Securities will be described in the Prospectus Supplement.

Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily protect you in the event of a highly leveraged or other transaction involving the Corporation.

PAYMENTS, TRANSFER AND EXCHANGE

Unless otherwise indicated in the Prospectus Supplement, we will make payments of principal, premium, if any, and interest on the Debt Securities, and you may exchange and transfer Debt Securities, at the office of the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, or at the office of First Chicago Trust Company of New York, 14 Wall Street, 8th Floor -- Window 2, New York, New York 10005. We may, however, elect to pay any interest by check mailed by first class mail to the address of the Person entitled thereto as it appears in the Security Register.

We will not charge for any transfer or exchange of Debt Securities, but we may require payment of a sum to cover any related tax or other governmental charge.

FORM OF DEBT SECURITIES

The Debt Securities will be issued in registered form. We will issue Debt Securities only in denominations of $1,000 or integral multiples of that amount, unless the Prospectus Supplement states otherwise.

Unless the Prospectus Supplement otherwise provides, Debt Securities will be issued as one or more global securities. This means that we will not issue certificates to each holder. We generally will issue global securities in the total principal amount of the Debt Securities distributed in that series.

GLOBAL SECURITIES

IN GENERAL. Debt Securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more global certificates for the series registered in the name of the depositary or its nominee. Debt Securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary and any nominee of that successor. Unless otherwise identified in the Prospectus Supplement, the depositary will be The Depository Trust Company ("DTC").

NO DEPOSITARY OR GLOBAL SECURITIES. If a depositary for a series of Debt Securities is unwilling or unable to continue as depositary, and a successor is not appointed by us within 90 days, we will issue that series of Debt Securities in registered definitive form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue Debt Securities in registered definitive form.

OWNERSHIP OF THE GLOBAL SECURITIES; BENEFICIAL OWNERSHIP. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the Debt Securities represented by that instrument. The Trustee and we are only required to treat the depositary or its nominee as the legal owner of those securities for all purposes under the Indenture.

A purchaser of Debt Securities represented by a global security (a "beneficial owner") will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the Indenture, and will not be able to transfer or exchange the global security, unless the Prospectus Supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the Indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary (each a "participant") the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

THE DEPOSITORY TRUST COMPANY

The following is based on information furnished by DTC and applies to the extent it is the depositary, unless otherwise stated in the Prospectus Supplement:

REGISTERED OWNER. The Debt Securities will be issued as fully registered securities in the name of Cede & Co. (DTC's partnership nominee). No single global security will be issued in a principal amount of more than $200 million. The Trustee will deposit the global securities with the depositary. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC ORGANIZATION. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations who directly participate in DTC (each a "direct participant"). Other entities ("indirect participants") may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DTC ACTIVITIES. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

PARTICIPANTS' RECORDS. Except as otherwise provided in the Prospectus Supplement, purchases of the Debt Securities must be made by or thorough direct participants, which will receive a credit for the securities on DTC's records. The beneficial owner's ownership interest is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmations from DTC of their purchase, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they entered into the transaction.

Transfers of interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interest of the beneficial owners in the Debt Securities will not be issued unless the use of global securities is suspended, as provided above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

NOTICES AMONG DTC, PARTICIPANTS AND BENEFICIAL OWNERS. Notices and other communications by DTC, its participants and the beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect.

VOTING PROCEDURES. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s consenting or voting rights to the direct participants to whose accounts the securities are credited at that time

PAYMENTS. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not DTC, the Trustee or us, subject to any legal requirements in effect at that time.

We are responsible for payment of principal, interest and premium, if any, to the Trustee, which is responsible for making those payments to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

RESTRICTIVE COVENANTS

CERTAIN DEFINITIONS

     - "Attributable Debt" in respect of a Sale and Lease-Back Transaction means the present value of the obligation of the lessee for rental payments (excluding any amounts required to be paid by the lessee on account of, or contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of the lease (including any actual or potential extension period).

     - "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves) after deducting (a) all current liabilities (excluding any which are extendible or renewable into, and current maturities of, long-term debt), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, except that such assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on our most recent audited year-end balance sheet.

     - "Principal Property" means any mill, manufacturing plant or facility, or Timberland located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets and owned by us or any Restricted Subsidiary, in each case other than (a) any such mill, plant, facility or Timberland which, in the opinion of our Board of Directors, is not of material importance to our total business, (b) any portion of such a mill, plant, facility or Timberland similarly found not to be of material importance to its use or operation, or (c) any mineral rights and any plant or facility used for the extraction or processing thereof.

     - "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America, and (b) which owns a Principal Property; provided however that any Subsidiary which is principally engaged in certain financing or leasing activities shall not be a Restricted Subsidiary.

     - "Sale and Lease-Back Transaction" means any arrangement whereby we or any Restricted Subsidiary lease a Principal Property from any Person (except for temporary leases of not more than three years and except for leases between us and any Restricted Subsidiary, or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property.

     - "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned by us and/or one or more of our other Subsidiaries.

     - "Timberland" means any real property owned by us or any Restricted Subsidiary which contains standing timber which is or is expected to be of a commercial quantity and of merchantable quality, except any such real property which is designated by our Board of Directors as being held primarily for development or sale.

LIENS. Section 1004 of the Indenture provides that we will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or upon any Principal Property, or any shares of capital stock or debt of any Restricted Subsidiary, without also providing that the Debt Securities shall be secured by such mortgage equally and ratably with or prior to such debt. This restriction, shall not apply to:

     - mortgages of or upon any property acquired, constructed or improved by, or of or upon any shares of capital stock or debt acquired by, us or any Restricted Subsidiary after the date of the Indenture to secure debt incurred for the purpose of financing all or any part of the purchase price of any property, shares of capital stock or debt or of the cost of any construction or improvements on such property, which debt is incurred prior to or within 360 days after such acquisition, completion of such construction or the commencement of the commercial operation of such property;

     - mortgages of or upon any property, shares of capital stock or debt existing at the time of acquisition thereof by us or any Restricted Subsidiary;

     - mortgages of or upon property of a corporation existing at the time such corporation is merged with or into or consolidated with us or any Restricted Subsidiary or at the time of a sale or transfer of all or substantially all of the properties of such corporation to us or any Restricted Subsidiary;

     - mortgages of or upon any property of, or shares of capital stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     - mortgages to secure debt of any Restricted Subsidiary to the Corporation or another Restricted Subsidiary or to secure debt of the Corporation to any Restricted Subsidiary;

     - mortgages in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute or to secure debt incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or debt subject to, or the cost of constructing or improving the property subject to, such mortgages; and

     - extensions, renewals or replacements of any mortgage existing on the date of the Indenture or any mortgage referred to above.

Furthermore, we or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of such debt, together with
(a) all other debt secured by mortgages not so excepted, and (b) the Attributable Debt in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions (i) in respect of which amounts equal to the Attributable Debt relating to the transactions shall have been applied, within 360 days after the effective date of the arrangement, to the optional prepayment or retirement of long-term debt, and (ii) in which the property involved would have been permitted to be mortgaged under the exceptions above), does not at the time exceed 5% of Consolidated Net Tangible Assets.

The sale, mortgage or other transfer of timber in connection with an arrangement under which we or any Restricted Subsidiary is obligated to cut such timber in order to provide the transferee with a specified amount of money does not create debt secured by a mortgage or constitute a mortgage securing debt or a Sale and Lease-Back Transaction.

SALES AND LEASE-BACK TRANSACTIONS. Section 1005 of the Indenture provides that neither we nor any Restricted Subsidiary may engage in Sale and Lease-Back Transactions with respect to any Principal Property unless (i) we or the Restricted Subsidiary are able, without equally and ratably securing the Debt Securities, to incur debt secured by a mortgage on such property pursuant to the exceptions described in "LIENS" above, or (ii) we or the Restricted Subsidiary are able, without equally and ratably securing the Debt Securities, to incur debt secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction, or (iii) we shall apply, within 360 days after the effective date of the arrangement, an amount equal to the Attributable Debt in respect of the transaction to the optional prepayment or retirement of long-term debt of the Corporation or any Restricted Subsidiary.

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

The Indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation; provided, however, that the corporation formed by such consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, shall assume our obligations to:

     - pay the principal of, and premium, if any, and interest on, all the Debt Securities, and

     - perform and observe all the terms, covenants and conditions of the Indenture.

If, upon any such consolidation or merger, or upon any such sale or transfer, any Principal Property or any shares of capital stock or debt of any Restricted Subsidiary, owned immediately prior thereto, would become subject to any mortgage securing any debt of, or guaranteed by, such other corporation (other than any mortgage permitted as described in the first two paragraphs under "LIENS" above), we will secure, prior to such consolidation, merger, sale or transfer, the payment of the principal of, and premium, if any, and interest on the Debt Securities equally and ratably with or prior to the debt secured by such mortgage.

EVENTS OF DEFAULT

The following are Events of Default under the Indenture with respect to Debt Securities of any series:

     - our failure to pay principal or premium, if any, on any Debt Security of that series when due;

     - our failure to pay interest on any Debt Security of that series when due, continued for 30 days;

     - our failure to make any sinking fund payment, when due, in respect of any Debt Security of that series;

     - our failure to perform any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture;

     - certain events in bankruptcy, insolvency or reorganization; and

     - any other Event of Default provided with respect to Debt Securities of that series.

An Event of Default with respect to a particular series of Debt Securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily constitute an Event of Default with respect to any other series of Debt Securities.

If an Event of Default occurs and continues, the Trustee or the Holders of at least 25% of the Outstanding Debt Securities of that series may declare those Debt Securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the Stated Maturity of such Debt Securities, the Holders of a majority of the Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to such Debt Securities have been cured or waived. You should refer to the Prospectus Supplement relating to any series of Debt Securities which are Original Issue Discount Securities for particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence and continuance of an Event of Default.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and continues, the Trustee is not required to exercise any of its rights or powers under the Indenture at the request or direction of any Holder, unless one or more of them shall have offered reasonable indemnity to the Trustee. Subject to such indemnification provisions and certain other rights of the Trustee, the Holders of a majority of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, unless such Holder shall have previously notified the Trustee of a continuing Event of Default with respect to Debt Securities of that series and the Holders of at least 25% of the Outstanding Debt Securities of that series shall have requested, and offered reasonable indemnity to, the Trustee to institute such proceeding, and the Trustee shall not have received from the Holders of a majority of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the applicable due dates and to sue for the enforcement of any such payment.

The Indenture requires us to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal, premium, if any, or interest, or in sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so.

DEFEASANCE AND COVENANT DEFEASANCE

The Indenture provides that, if applicable, we will be discharged from our obligations in respect of the Outstanding Debt Securities of any series (except for certain obligations to register the transfer or exchange of Outstanding Debt Securities of such series, to replace stolen, lost or mutilated Outstanding Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, together with the income from those obligations, will be sufficient to pay the principal of and premium, if any, and each installment of interest on the Outstanding Debt Securities of such series on the Stated Maturity or Redemption Date of such payments. Such a trust may only be established if, among other things, (i) we have received from, or there has been published by, the Internal Revenue Service a ruling which, in the Opinion of Counsel, provides that Holders of the Outstanding Debt Securities of such series will have no federal income tax consequences as a result of such deposit and defeasance, and (ii) we have delivered to the Trustee an Opinion of Counsel to the effect that the Outstanding Debt Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit, defeasance and discharge.

The Indenture provides that, if applicable, we need not comply with the restrictive covenants contained in Sections 802 (Securities to be Secured in Certain Events), 1004 (Limitations on Liens), 1005 (Limitation on Sale and Lease-Back) and 1007 (Statement by Officers as to Default) of the Indenture, and that such noncompliance shall not be an Event of Default under the Indenture and the Outstanding Debt Securities of any series, upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, together with the income from those obligations, will be sufficient to pay the principal of and premium, if any, and each installment of interest on the Outstanding Debt Securities of such series on the Stated Maturity or Redemption Date of such payments. Our obligations under the Indenture and the Outstanding Debt Securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Outstanding Debt Securities of such series will have no federal income tax consequences as a result of such deposit and defeasance, and (ii) the Outstanding Debt Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit and defeasance.

In the event we elect not to comply with the covenants described in the preceding paragraph and the Outstanding Debt Securities of the applicable series are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the preceding paragraph, although the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Outstanding Debt Securities of such series at the time of their Stated Maturity or Redemption Date, it may not be sufficient to pay amounts due on the Outstanding Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

We may modify and amend the Indenture with the consent of the Holders of 66 2/3% of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of each Holder of Outstanding Debt Securities affected thereby,

     - change the maturity date of the principal amount of, or any installment of principal of or interest on, any Debt Security;

     - reduce the principal amount of, or the premium, if any, or any interest on, any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration;

     - change the place or currency of payment of principal of, or premium, if any, or interest on, any Debt Security;

     - impair the right to sue for payment on or with respect to any Debt Security after the maturity date; or

     - reduce the percentage of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, required to waive our compliance with certain provisions of the Indenture or certain defaults.

The Holders of 66 2/3% of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the Indenture. The Holders of a majority of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except
(a) a default in the payment of the principal of, or premium, if any, or interest on any Debt Security of that series, or (b) in respect of a provision which under the Indenture cannot be modified or amended without the consent of each Holder of the Outstanding Debt Securities affected.

REGARDING THE TRUSTEE

We maintain banking relationships in the ordinary course of business with The First National Bank of Chicago, the Trustee under the Indenture, and have two revolving credit agreements in the aggregate amount of $162.5 million with such bank. Certain debt securities of the Corporation are currently outstanding under the Indenture.

                              PLAN OF DISTRIBUTION

We may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly or indirectly to one or more other purchasers or through agents. These underwriters may include Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated, or a group of underwriters represented by one or both of such firms. These firms also may act as agents.

The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

In connection with the offering of Debt Securities, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Debt Securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Debt Securities for the purpose of stabilizing their market price. The underwriters also may create a short position for the account of the underwriters by selling more Debt Securities in connection with the offering than they are committed to purchase from us, and in such case may purchase Debt Securities in the open market following completion of the offering to cover such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Debt Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the Prospectus Supplement.

Underwriters and agents who participate in the distribution of Debt Securities may be entitled under agreements which may be entered into by us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. These underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If so indicated in the Prospectus Supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                          VALIDITY OF DEBT SECURITIES

Unless otherwise indicated in the Prospectus Supplement, the validity of the Debt Securities will be passed upon for the Corporation by O. George Everbach, our Senior Vice President -- Law and Government Affairs, and for the underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

Our consolidated financial statements and related consolidated financial statement schedules as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which also are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

S.E.C. Filing Fee...........................................  $139,000
Trustee's Charges*..........................................     2,000
Printing and Engraving*.....................................    40,000
Accounting Fees*............................................    16,000
Rating Agency Fees*.........................................    80,000
Blue Sky and Legal Fees and Expenses*.......................     5,000
Miscellaneous*..............................................    23,000
                                                              --------
                                                              $305,000
                                                              ========

-------------------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation's By-laws (the "By-laws") provide, among other things, that the Corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of a director or officer of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or, in the case of a director or officer of the Corporation, is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the Corporation is not required to indemnify any director or officer of the Corporation in connection with a proceeding (or portion thereof) initiated by such director or officer against the Corporation or any directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Corporation or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Corporation of directors and officers under the circumstances provided in the provisions of the By-laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

The Corporation has purchased insurance which purports to insure the Corporation against certain costs of indemnification which may be incurred by it pursuant to the By-laws and to insure the directors and officers of the Corporation, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such directors and officers, except for liabilities resulting from their own malfeasance.

The forms of Underwriting Agreement and Distribution Agreement filed as Exhibits
1.1 and 1.2 hereto provide for indemnification and contribution by underwriters or agents, as the case may be, with respect to certain liabilities of directors and officers of the Corporation and other persons, if any, who control the Corporation.

ITEM 16. EXHIBITS.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.1            -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          1.2            -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.1            -- First Amended and Restated Indenture dated as of March 1,
                            1998 (the "Indenture") between the Corporation and Bank
                            of America National Trust and Savings Association, as
                            successor Trustee ("BOA") (incorporated by reference to
                            Exhibit 4.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.2            -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to
                            Exhibit 4.2 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          4.3            -- First Supplemental Indenture, dated as of November 6,
                            1992, to the Indenture (incorporated by reference to
                            Exhibit 4.3 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.4            -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                            4.4 to the Registration Statement on Form S-3 filed on
                            June 17, 1994 (Registration No. 33-54177))
          4.5            -- Instrument of Resignation, Appointment and Acceptance
                            dated as of December 12, 1995 among the Corporation, BOA
                            and The First National Bank of Chicago, as successor
                            Trustee (incorporated by reference to Exhibit 4.5 to the
                            Registration Statement on Form S-3 filed on February 2,
                            1998 (Registration No. 333-45399))
          5*             -- Opinion of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, as to the validity of the Debt Securities
         12*             -- Computation of Ratio of Earnings to Fixed Charges for the
                            five years ended December 31, 1997
         23.1*           -- Consent of Deloitte & Touche LLP
         23.2*           -- Consent of PricewaterhouseCoopers L.L.P.
         23.3*           -- The consent of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, is contained in his opinion filed as Exhibit
                            5 to this Registration Statement
         24*             -- Directors' Powers of Attorney
         25*             -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                            Bank of Chicago dated as of December 2, 1998

-------------------------

* Filed herewith

ITEM 17. UNDERTAKINGS.

The Corporation hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of

Registration Fee" table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (5) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon rule 430A and contained in the form of prospectus filed by the Corporation pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (6) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions described under Item 15 above or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 15, 1998.

                                       KIMBERLY-CLARK CORPORATION

                                       By:       /s/ WAYNE R. SANDERS
                                          --------------------------------------
                                                     Wayne R. Sanders
                                                Chairman of the Board and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           /s/ WAYNE R. SANDERS               Chairman of the Board and Chief    December 15, 1998
------------------------------------------      Executive Officer and
             Wayne R. Sanders                   Director (principal executive
                                                officer)

          /s/ JOHN W. DONEHOWER               Senior Vice President and Chief    December 15, 1998
------------------------------------------      Financial Officer (principal
            John W. Donehower                   financial officer)

            /s/ RANDY J. VEST                 Vice President and Controller      December 15, 1998
------------------------------------------      (principal accounting
              Randy J. Vest                     officer)

                                   DIRECTORS


                       *                                                 *
------------------------------------------------  ------------------------------------------------
               John F. Bergstrom                                   Louis E. Levy

                       *                                                 *
------------------------------------------------  ------------------------------------------------
           Pastora San Juan Cafferty                             Frank A. McPherson

                       *                                                 *
------------------------------------------------  ------------------------------------------------
                Paul J. Collins                                  Linda Johnson Rice

                       *                                                 *
------------------------------------------------  ------------------------------------------------
               Robert W. Decherd                                Wolfgang R. Schmitt

                       *                                                 *
------------------------------------------------  ------------------------------------------------
               William O. Fifield                                Randall L. Tobias

------------------------------------------------
              Claudio X. Gonzalez

December 15, 1998

                       *By:  /s/ O. GEORGE EVERBACH
                          -------------------------------
                                O. George Everbach
                                 Attorney-in-Fact

                                 EXHIBIT INDEX

The following is a list of Exhibits included as part of this Registration Statement.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.1            -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          1.2            -- Form of Distribution Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.1            -- First Amended and Restated Indenture dated as of March 1,
                            1998 (the "Indenture") between the Corporation and Bank
                            of America National Trust and Savings Association, as
                            successor Trustee ("BOA") (incorporated by reference to
                            Exhibit 4.1 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.2            -- Three forms of Debt Securities (included in Exhibit 4.1 at pages A-1 through C-5) (incorporated by reference to
                            Exhibit 4.2 to the Registration Statement on Form S-3
                            filed on February 2, 1998 (Registration No. 333-45399))
          4.3            -- First Supplemental Indenture, dated as of November 6,
                            1992, to the Indenture (incorporated by reference to
                            Exhibit 4.3 to the Registration Statement on Form S-3
                            filed on June 17, 1994 (Registration No. 33-54177))
          4.4            -- Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit
                            4.4 to the Registration Statement on Form S-3 filed on
                            June 17, 1994 (Registration No. 33-54177))
          4.5            -- Instrument of Resignation, Appointment and Acceptance
                            dated as of December 12, 1995 among the Corporation, BOA
                            and The First National Bank of Chicago, as successor
                            Trustee (incorporated by reference to Exhibit 4.5 to the
                            Registration Statement on Form S-3 filed on February 2,
                            1998 (Registration No. 333-45399))
          5*             -- Opinion of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, as to the validity of the Debt Securities
         12*             -- Computation of Ratio of Earnings to Fixed Charges for the
                            five years ended December 31, 1997
         23.1*           -- Consent of Deloitte & Touche LLP
         23.2*           -- Consent of PricewaterhouseCoopers L.L.P.
         23.3*           -- The consent of O. George Everbach, Senior Vice
                            President -- Law and Government Affairs of the
                            Corporation, is contained in his opinion filed as Exhibit
                            5 to this Registration Statement
         24*             -- Directors' Powers of Attorney
         25*             -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National
                            Bank of Chicago dated as of December 2, 1998

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* Filed herewith